Exhibit 10.01

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to a certain Stock Purchase Agreement (“Second Amendment”) is made and entered into as of the date indicated below, by and among BANK GUAM HOLDING COMPANY, a bank holding company formed under the laws of the Territory of Guam (hereinafter referred to as, the “Buyer”), and DAVID J. JOHN, (hereinafter referred to as the “Seller”). Each of Seller and Buyer is sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS

A.	Company and Seller entered into a certain Stock Purchase Agreement dated May 27, 2016 (“SPA”) for the purchase of ASC TRUST CORPORATION (“ASC”) capital stock.

B.	The parties modified the SPA to extend the Second Closing stated at Section 2.2.2 of the SPA with the First Amendment to Stock Purchase agreement on March 12, 2019.

C.

The parties, by way of the First Amendment, also intended to modify the SPA to allow use of the Updated Equity Value of the Company in determining the valuation for the Second Closing Purchased Stock Purchase Price.

D.	The parties now intend to correct the SPA to reflect their full intentions for the First Amendment.

E.

The parties now further intend to modify the SPA by (1) extending the date of the Third Closing to the SPA and (2) explicitly stating the agreed upon amount for the Third Closing Purchased Stock Purchase Price.

NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.	Section 2.2.3 of the SPA is amended to read as follows:

Third Closing. On July 1, 2021, and subject to the fulfillment of the conditions set forth in this Agreement and the Ancillary Stockholders’ Agreement, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller 1, shares of Stock of ASC which equals twenty-five percent (25%) of the Stock of ASC.

2.	Section 2.3.2 of the SPA is amended to read as follows:

Second Closing Purchase Price. The purchase price for the Stock purchased on the Second Closing will be such amount that equal twenty percent (20%) of the Updated Equity Value of the Company, as reasonably determined based on a valuation to be conducted in Q2 2019. (the “Second Closing Purchased Stock Purchase Price”). The Second Closing Purchased Stock Purchase Price is subject to adjustments as set forth in this Agreement. This amount will be paid in connection with the Second Closing.

3.	Section 2.3.3 of the SPA is amended to read as follows:

Third Closing Purchase Price. The purchase price for the Stock purchased on the Third Closing is the amount of $5,825,000. (the “Third Closing Purchased Stock Purchase Price”). The Third Closing Purchased Stock Purchase Price is subject to adjustments as set forth in this Agreement. This amount represents 25% of the average Equity Value of

Second Amendment to Stock Purchase Agreement                                                                                                                                      Page 1 of 3

$23,300,000 pursuant to the valuation completed by Mercer Capital in March of 2021. This amount will be paid on the Third Closing Date.

4.	Section 3.1.2 of the SPA is amended to read as follows:

Time and Place of Second Closing. The Second Closing will take place on July 1, 2019, and subject to and following the fulfillment of the conditions set forth in this Agreement and the Ancillary Stockholders’ Agreement, at the offices of ASC Trust Corporation, 120 Father Duenas Avenue, Suite 110, Capitol Plaza, Hagåtña, Guam, 96910. If ASC has moved offices prior to the Second Closing, then the Company’s new address will become the place of the Second Closing

5.	Section 3.1.3 of the SPA is amended to read as follows:

Time and Place of Third Closing. The Third Closing will take place on July 1, 2021, and subject to and following the fulfillment of the conditions set forth in this Agreement and the Ancillary Stockholders’ Agreement, at the offices of ASC Trust Corporation, 120 Father Duenas Avenue, Suite 110, Capitol Plaza, Hagåtña, Guam, 96910. If ASC has moved offices prior to the Third Closing, then the Company’s new address will become the place of the Third Closing.

6.	Section 3.3.1 is amended to read as follows:

Second Closing. Cash representing the Second Closing Purchased Stock Purchase Price and Buyer’s proportionate share of reserve funds specified under Section 2.6.

[Remainder of page left intentionally blank. Signature page follows]

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IN WITNESS WHEREOF, each of the Parties hereto have caused this Second Amendment to be duly executed and effective on the date written below.

DATED: 30th of March, 2021.

BankGuam Holding Company
“Buyer”

By:	/s/ William D. Leon Guerrero
William D. Leon Guerrero
Chairman of the Board

David J. John
“Seller”

/s/ David J. John

GUAM, U.S.A.	)
	)	ss:
CITY OF HAGATNA	)

ON THIS 30th day of March, 2021, before me, a Notary Public in and for Guam, U.S.A., personally appeared WILLIAM D. LEON GUERRERO, known to me to be the person whose name is subscribed to the foregoing instrument, and he acknowledged to me that he executed the same as his free and voluntary act for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Joanne F. Almajose
JOANNE F. ALMAJOSE
NOTARY PUBLIC

GUAM, U.S.A.	)
	)	ss:
CITY OF HAGATNA	)

ON THIS 30th day of March, 2021, before me, a Notary Public in and for Guam, U.S.A., personally appeared DAVID J. JOHN, known to me to be the person whose name is subscribed to the foregoing instrument, and he acknowledged to me that he executed the same as his free and voluntary act for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Joanne F. Almajose
JOANNE F. ALMAJOSE
NOTARY PUBLIC

Second Amendment to Stock Purchase Agreement                                                                                                                                      Page 3 of 3